Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
In Re:	Chapter 11 Case No.

Northwest Airlines Corporation, et. al.	05-17930 (ALG)

Debtors	(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR THE PERIOD

FROM JANUARY 1, 2006 TO JANUARY 31, 2006

DEBTOR’S ADDRESS:	NORTHWEST AIRLINES CORPORATION
2700 LONE OAK PARKWAY
EAGAN, MN 55121-1534

DEBTOR’S ATTORNEY:	CADWALADER, WICKERSHAM & TAFT LLP
ONE WORLD FINANCIAL CENTER
NEW YORK, NY 10281

(in thousands)
CONSOLIDATED MONTHLY DISBURSEMENTS:	$1,024,186

CONSOLIDATED MONTHLY OPERATING PROFIT (LOSS):	$(65,026)

REPORT PREPARER:	NORTHWEST AIRLINES CORPORATION (DEBTOR-IN-POSSESSION)

The undersigned, having reviewed the attached report and being familiar with the Debtor’s financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: February 28, 2006	/s/ Anna M. Schaefer
Anna M. Schaefer
Vice President - Finance and Chief Accounting Officer
(principal accounting officer)
2700 Lone Oak Parkway
Eagan, Minnesota 55121-1534
(612) 726-2111

Indicate if this is an amended statement by checking here: AMENDED STATEMENT

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

		Page
Financial Statements as of January 31, 2006 and for the
Month ended January 31, 2006:

Condensed Consolidated Statement of Operations		3

Condensed Consolidated Balance Sheet		4

Condensed Consolidated Statement of Cash Flows		5

Notes to Condensed Consolidated Financial Statements		6

Detail of Disbursements by Filing Debtor Entity		11

Schedules:

Schedule 1:	Condensed Consolidating Statements of Operations for
	the month ended January 31, 2006	12

Schedule 2:	Condensed Consolidating Balance Sheets as of January 31, 2006	13

Schedule 3:	Condensed Consolidating Statements of Cash Flows for
	the month ended January 31, 2006	14

Schedule 4:	Schedule of Payments to Ordinary Course Professionals for
	the month ended January 31, 2006	15

Northwest Airlines Corporation

(Debtor-in-Possession)

for the month ended January 31, 2006

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in millions)

Operating Revenues
Passenger	$635
Regional carrier revenues	104
Cargo	63
Other	88
Total operating revenues	890

Operating Expenses
Salaries, wages and benefits	222
Aircraft fuel and taxes	236
Selling and marketing	63
Aircraft maintenance materials and repairs	66
Other rentals and landing fees	48
Depreciation and amortization	44
Aircraft rentals	24
Regional carrier expenses	123
Other	129
Total operating expenses	955

Operating Income (Loss)	(65)

Other Income (Expense)
Interest expense, net	(44)
Investment income	5
Reorganization items, net	(279)
Other, net	1
Total other income (expense)	(317)

Income (Loss) Before Income Taxes	(382)

Income tax expense (benefit)	—

Net Income (Loss)	$(382)

The accompanying notes are an integral part of these unaudited consolidated financial statements. The above financial statement includes the operating results of certain non-debtor entities. Please see consolidating financials in Schedules 1-3.

Northwest Airlines Corporation

(Debtor-in-Possession)

as of January 31, 2006

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

Assets

Current Assets
Cash and cash equivalents	$821
Unrestricted short-term investments	563
Restricted cash, cash equivalents and short-term investments	554
Accounts receivable, net	585
Flight equipment spare parts, net	137
Prepaid expenses and other	398
Total current assets	3,058

Property and Equipment
Flight equipment, net	7,421
Other property and equipment, net	749
Total property and equipment	8,170

Flight Equipment Under Capital Leases, net	86

Other Assets
Intangible pension asset	363
International routes	634
Investments in affiliated companies	41
Other	893
Total other assets	1,931
Total Assets	$13,245

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Air traffic liability	$1,727
Accounts payable and other liabilities	1,209
Current maturities of long-term debt and capital lease obligations	102
Total current liabilities	3,038

Long-Term Debt	1,356

Deferred Credits and Other Liabilities
Long-term pension and postretirement health care benefits	308
Other	96
Total deferred credits and other liabilities	404

Liabilities Subject to Compromise	14,175

Preferred Redeemable Stock	280

Common Stockholders’ Equity (Deficit)
Common stock	1
Additional paid-in capital	1,500
Accumulated deficit	(4,930)
Accumulated other comprehensive income (loss)	(1,566)
Treasury stock	(1,013)
Total common stockholders’ equity (deficit)	(6,008)
Total Liabilities and Stockholders’ Equity (Deficit)	$13,245

The accompanying notes are an integral part of these unaudited consolidated financial statements. The above financial statement includes the operating results of certain non-debtor entities. Please see consolidating financials in Schedules 1-3.

Northwest Airlines Corporation

(Debtor-in-Possession)

for the month ended January 31, 2006

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

Cash Flows from Operating Activities
Net income (loss)	$(382)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	44
Pension and other postretirement benefit contributions less than expense	14
Changes in certain assets and liabilities	210
Reorganization items	279
Other, net	(41)
Net cash provided by (used in) operating activities	124

Cash Flows from Reorganization Activities
Net cash provided by (used in) reorganization activities	(2)

Cash Flows from Investing Activities
Capital expenditures	(56)
Decrease (increase) in restricted cash, cash equivalents and short-term investments	63
Other, net	(1)
Net cash provided by (used in) investing activities	6

Cash Flows from Financing Activities
Proceeds from long-term debt	29
Payments of long-term debt and capital lease obligations	(20)
Net cash provided by (used in) financing activities	9

Increase (Decrease) in Cash and Cash Equivalents	137

Cash and cash equivalents at beginning of period	684
Cash and cash equivalents at end of period	$821
Cash and cash equivalents and unrestricted short-term investments at end of period	$1,384

Supplemental Cash Flow Information:
Interest paid	$34

Investing and Financing Activities Not Affecting Cash:
Manufacturer financing of aircraft, aircraft pre-delivery deposits and other non-cash transactions	$(70)

The accompanying notes are an integral part of these unaudited consolidated financial statements. The above financial statement includes the operating results of certain non-debtor entities. Please see consolidating financials in Schedules 1-3.

Northwest Airlines Corporation

(Debtor-in-Possession)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The condensed consolidated financial statements of Northwest Airlines Corporation (“NWA Corp.”), a holding company whose principal indirect operating subsidiary is Northwest Airlines, Inc. (“Northwest”), include the accounts of NWA Corp. and all consolidated subsidiaries (collectively, the “Company”). The condensed consolidated financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) have been condensed or omitted as permitted by such rules and regulations. These financial statements and related notes should be read in conjunction with the financial statements and notes included in the Company’s Form 10-Q for the quarter ended September 30, 2005, and the Company’s audited consolidated financial statements, which are provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. The Company’s accounting and reporting policies are summarized in “Note 1 – Summary of Significant Accounting Policies” in the Annual Report on Form 10-K for 2004.

As discussed in Note 2, on September 14, 2005 (the “Petition Date”), Northwest Airlines Corporation and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Subsequently, on September 30, 2005, NWA Aircraft Finance, Inc., an indirect subsidiary of NWA Corp., also filed a voluntary petition for relief under Chapter 11. The Bankruptcy Court is jointly administering these cases under the caption “In re Northwest Airlines Corporation, et al., Case No. 05-17930 (ALG)”. Accordingly, the accompanying condensed consolidated financial statements have been prepared in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting by Entities in Reorganization under the Bankruptcy Code (“SOP 90-7”), and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business. In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the Company.

The Company maintains a Web site at http://www.nwa.com. Annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, all amendments to those reports and other information about the Company are available free of charge through this Web site at http://ir.nwa.com as soon as reasonably practicable after those reports are electronically filed with or furnished to the SEC. For information or questions concerning the Company’s Chapter 11 restructuring see: http://www.nwa-restructuring.com.

In the opinion of management, the interim financial statements reflect adjustments, consisting of normal recurring accruals, unless otherwise noted, which are necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods indicated.

The Company’s results of operations for interim periods are not necessarily indicative of the results for an entire year due to seasonal factors as well as competitive and general economic conditions. The Company’s second and third quarter operating results have historically been more favorable due to increased leisure travel on domestic and international routes during the spring and summer months.

The Company believes that the material risks and uncertainties that could affect the outlook of an airline operating in the global economy include, among others, the ability of the Company to continue as a going concern, the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, whether debtor-in-possession financing or other financing, the ability of the Company to maintain adequate liquidity, the ability of the Company to absorb escalating fuel costs, the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time, the ability of the Company to develop, confirm and consummate a plan of reorganization with respect to the Chapter 11 proceedings, risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases, the ability of the Company to obtain and maintain normal terms with vendors and service providers, the Company’s ability to maintain contracts that are critical to its operations, the ability of the Company to realize assets and satisfy liabilities without substantial adjustments and/or changes in ownership, the potential adverse impact of the Chapter 11 proceedings on the Company’s liquidity or results of operations, the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of the Company to attract, motivate and/or retain key executives and associates, the future level of air travel demand, the Company’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the aftermath of the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about SARS, Avian flu or other influenza or contagious illnesses, work disruptions, labor negotiations both at other carriers and the Company, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuation, inflation and other factors discussed herein. Additional information with respect to these factors and these and other events that could cause differences between forward-looking statements and future actual results is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Note 2 – Voluntary Reorganization Under Chapter 11

On September 14, 2005, Northwest Airlines Corporation and 12 of its direct and indirect subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York. Subsequently, on September 30, 2005, NWA Aircraft Finance, Inc., an indirect subsidiary of NWA Corp., also filed a voluntary petition for relief under Chapter 11. The Bankruptcy Court is jointly administering these cases under the caption “In re Northwest Airlines Corporation, et al., Case No. 05-17930 (ALG)”. The consolidated financial statements shown herein include certain subsidiaries that did not file to reorganize under Chapter 11. The assets and liabilities of these subsidiaries are not considered material to the consolidated financial statements.

In order to exit Chapter 11 successfully, the Company must propose, and obtain confirmation by the Bankruptcy Court of, a plan of reorganization that satisfies the requirements of the Bankruptcy Code. A plan of reorganization would resolve, among other things, the Debtors’ pre-petition obligations and set forth the revised capital structure of the newly reorganized entity. The Debtors have the exclusive right for 120 days from the Petition Date to file a plan of reorganization and, if they do so, 60 additional days to obtain necessary acceptance of the plan. On January 10, 2006, pursuant to Section 1121(d) of the Bankruptcy Code, the Bankruptcy Court approved a motion filed by the Debtors to extend the deadline of the Debtors’ exclusive right to file a plan of reorganization and the deadline to obtain necessary acceptance of the plan to July 13, 2006 and September 12, 2006, respectively.

The Company intends to use the provisions of Chapter 11 to reorganize its business on a sustainable basis. The Chapter 11 process will allow the Company to realize three major goals essential to its transformation: first, a competitive cost structure, including both labor and non-labor costs; second, a more efficient business model that will allow the Company to continue to deliver superior choice and service to its customers; and third, a strengthened balance sheet with debt and equity levels consistent with long-term profitability.

As required by the Bankruptcy Code, the United States Trustee for the Southern District of New York appointed on September 30, 2005, an official committee of unsecured creditors (the “Creditors’ Committee”). The Creditors’ Committee and its legal representatives have a right to be heard on all matters that come before the Bankruptcy Court concerning the reorganization. There can be no assurance that the Creditors’ Committee will support the Company’s positions, or plan of reorganization.

With the exception of the Company’s non-debtor subsidiaries, the Company continues to operate the business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and applicable court orders. In general, as debtor-in-possession, the Company is authorized under Chapter 11 to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court. In conjunction with the commencement of the Chapter 11 case, the Debtors sought and obtained several orders from the Bankruptcy Court that were intended to enable the Debtors to operate in the normal course of business during the Chapter 11 case. The most significant of these orders (i) authorize the Company to honor pre-petition obligations to customers, (ii) authorize the Company to honor obligations to employees for pre-petition employee salaries, wages, and benefits and (iii) permit the Debtors to operate their consolidated cash management system during the Chapter 11 case in substantially the same manner as it was operated prior to the commencement of the Chapter 11 case.

The bankruptcy filing triggered defaults on substantially all the Company’s debt and lease obligations. Under Section 362 of the Bankruptcy Code, the filing of a bankruptcy petition automatically stays most actions against a debtor, including most actions to collect pre-petition indebtedness or to exercise control over the property of a debtor’s estate. Absent an order of the Bankruptcy Court, substantially all pre-petition liabilities are subject to settlement under the plan of reorganization.

The Debtors’ rights to possess and operate certain qualifying aircraft, aircraft engines and other aircraft-related equipment that are leased or subject to a security interest or conditional sale contract are governed by a particular provision of the Bankruptcy Code that limits the effect of the automatic stay. Section 1110 of the Bankruptcy Code (“Section 1110”) provides that unless the Debtors take certain action within 60 days after the Petition Date or such later date as is agreed by the applicable lessor, secured party, or conditional vendor, the contractual rights of such financier to take possession of such equipment and to enforce any of its other rights or remedies under the applicable agreement are not limited or otherwise affected by the automatic stay or any other provision of the Bankruptcy Code.

Under Section 365 of the Bankruptcy Code, debtors may assume, assume and assign, or reject certain executory contracts and unexpired leases, including leases of real property, aircraft and aircraft engines, subject to the approval of the Bankruptcy Court and other conditions. In general, rejection of an unexpired lease or executory contract is treated as a pre-petition breach of the lease or contract in question. Subject to certain exceptions, this rejection relieves debtors of performing their future obligations under that lease or contract but entitles the lessor or contract counterparty to a pre-petition general unsecured claim for damages caused by the deemed breach. Due to the uncertain nature of many of the potential rejection and abandonment related claims, the Company is unable to project the magnitude of these claims with any degree of certainty at this time.

The Bankruptcy Code provides special treatment for collective bargaining agreements (“CBAs”). In particular, Section 1113(c) of the Bankruptcy Code permits the Company to move to reject its CBAs if the Company first satisfies a number of statutorily prescribed substantive and procedural prerequisites and obtains the Bankruptcy Court’s approval of the rejection. After bargaining in good faith and sharing relevant information with its unions, a debtor must make proposals to modify its existing CBAs based on the most complete and reliable information available at the time. The proposed modifications must be necessary to permit the reorganization of a debtor and must provide that all the affected parties are treated fairly and equitably. Ultimately, rejection of the CBAs is appropriate if the unions refuse to agree to a debtor’s necessary proposal “without good cause” and the Bankruptcy Court determines that the balance of the equities favors rejection.

On October 28, 2005, the Bankruptcy Court entered an order that restricts the trading of the common stock and debt interests in the Company. The purpose of the order is to ensure that the Company does not lose the benefit of its net operating loss carryforwards (“NOLs”) for tax purposes. Under federal and state income tax law, NOLs can be used to offset future taxable income, and thus are a valuable asset of the Debtors’ estate. Certain trading in the Company’s stock (or debt when the Company is in bankruptcy) could adversely affect the Company’s ability to use the NOLs. Thus, the Company obtained an order that enables it to closely monitor certain transfers of stock and claims and restrict those transfers that may compromise the Company’s ability to use its NOLs.

The Company received written notification on September 15, 2005, from NASDAQ that its common stock would be delisted in accordance with Marketplace Rules 4300, 4450(f) and IM-4300. Effective with the opening of business on September 26, 2005, the Company’s common stock ceased trading on the NASDAQ stock market. Once delisted, shares can still be traded in the “over-the-counter” market under the symbol NWACQ.PK. However, the Company urges that appropriate caution be exercised with respect to existing and future investments in its common stock. The Company currently believes that no value will be ascribed to the Company’s outstanding common stock and other equity securities in any plan of reorganization.

The New York Stock Exchange advised the Company on September 15, 2005 that trading in Northwest’s 10.5% Class D Pass Through Certificates, Series 2003-1 due April, 1, 2009, ticker symbol NWB RP09, as well as the 9 ½% Senior Quarterly Interest Bonds due August 15, 2039 (QUIBS), ticker symbol NWB, was suspended.

Note 3 – Reorganization Related Items

The condensed consolidated financial statements have been prepared in accordance with SOP 90-7 and on a going concern basis that contemplates continuity of operations, realization of assets and liquidation of post-petition liabilities in the ordinary course of business. In accordance with SOP 90-7, the financial statements for the periods presented distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the Company.

Reorganization items recorded during the month ended January 31, 2006 consisted largely of charges related to the restructuring of aircraft leases and debt, pension plan curtailment, and charges for professional fees. Restructured aircraft lease/debt charges are non-cash costs that include the estimated claims resulting from the Company’s renegotiation of certain aircraft obligations. These claims remain subject to future adjustments arising from negotiated settlements, actions of the Bankruptcy Court, the determination as to the value of any collateral securing claims, proofs of claim or other events. The charges for professional fees include only those professional fees related to the bankruptcy process.

The following table shows the post-petition reorganization related expenses (income) the Company has recognized:

Month ended January 31,
(in millions)	2006
Restructured aircraft lease/debt charges	$319
Pension plan curtailment	(41)
Professional fees	2
Other	(1)
Total reorganization expenses, net	$279

Note 4 – Liabilities Subject to Compromise

Liabilities subject to compromise refers to both secured and unsecured obligations that will be accounted for under a plan of reorganization, including claims incurred prior to the Petition Date. They represent the estimated amount expected to be allowed on known or potential claims to be resolved through the Chapter 11 process, and remain subject to future adjustments arising from negotiated settlements, actions of the Bankruptcy Court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events.

The Debtors have endeavored to notify all of their known or potential creditors whose claims are subject to the Chapter 11 cases. Subject to certain exceptions under the Bankruptcy Code, the Chapter 11 filings automatically stayed the continuation of any judicial or administrative proceedings or other actions against the

Debtors or their property to recover on, collect or secure a claim arising prior to the time of filing on September 14, 2005. The deadline for creditors to file proofs of claim with the Bankruptcy Court (the “Bar Date”) has not yet been determined. A proof of claim arising from the rejection of an executory contract or an expired lease must be filed by the later of the Bar Date or thirty days from the effective date of the authorized rejection.

Differences between liability amounts the Company has estimated and future claims to be filed by its creditors will be examined by the Bankruptcy Court, which will make a final determination of the allowable claims. The determination of how these liabilities will ultimately be treated will not be known until the Bankruptcy Court approves a plan of reorganization and the claims resolution process is complete, which may occur well after confirmation of a plan of reorganization. The Company will continue to evaluate the amounts of these liabilities through the remainder of the Chapter 11 process. To the extent that the Company identifies additional amounts subject to compromise, they will be recognized accordingly. As a result, the amounts of liabilities subject to compromise are subject to change.

Subsequent to its Chapter 11 filing, the Company recorded post-petition interest expense on pre-petition obligations only to the extent it believes the interest will be paid during the bankruptcy proceeding or that it is probable that the interest will be an allowed claim. Had the Company recorded interest expense based on its pre-petition contractual obligations, post-petition interest expense would have increased by $17.9 million during the month ended January 31, 2006.

At January 31, 2006, the Company had liabilities subject to compromise of $14.2 billion consisting of the following (in millions):

Debt, including accrued interest	$7,219
Pension, postretirement and other employee related expenses	3,906
Aircraft-related accruals and deferrals	1,753
Capital lease obligations, including accrued interest	350
Accounts payable and other liabilities	947
Total liabilities subject to compromise	$14,175

In addition to the $14.2 billion of liabilities subject to compromise itemized above, the Company’s $280 million of Preferred Redeemable Stock is also subject to compromise. This preferred security is not presented as a liability on the Company’s Condensed Consolidated Balance Sheets due to its conversion features, as required by the provisions of SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.

Note 5 – Taxes and Insurance

All post-petition tax obligations have been fully paid to the proper taxing authorities when due for the current month. Additionally, all insurance premiums have been fully paid to the proper insurance company or broker when due during the current month, and all insurance policies are in force as of January 31, 2006.

Northwest Airlines Corporation

(Debtor-in-Possession)

Detail of Disbursements By Filing Debtor Entity

for the month ended January 31, 2006

(Unaudited, in thousands) Debtor Name	Case Number	Disbursement Total	Notes

NWA Fuel Services Corporation	05-17925 (alg)	$19,078
Northwest Aerospace Training Corp.	05-17944 (alg)	—
Northwest Airlines Holdings Corporation	05-17938 (alg)	10
NWA Inc.	05-17940 (alg)	—
Northwest Airlines, Inc.	05-17933 (alg)	975,266	(1)
MLT Inc.	05-17948 (alg)	29,794
Northwest Airlines Corporation	05-17930 (alg)	—	(2)
NWA Retail Sales Inc.	05-17950 (alg)	38	(2)
Montana Enterprises, Inc.	05-17952 (alg)	—	(3)
NW Red Baron LLC	05-17953 (alg)	—	(3)
Northwest Airlines Cargo, Inc.	05-17949 (alg)	—	(3)
Aircraft Foreign Sales, Inc.	05-17955 (alg)	—	(3)
NWA Worldclub, Inc.	05-17956 (alg)	—	(3)
NWA Aircraft Finance, Inc.	05-19287 (alg)	—	(2)(4)

	Total	$1,024,186

(1)                                  Excludes certain operating expenditures mainly at foreign stations and related primarily to customer travel. In relation to the level of monthly disbursements, these are de minimis. Inclusion of such amounts would not change the quarterly fee, as the amount excluding such activity for the associated debtor already exceeds the maximum threshold amount.

(2)                                  Company with irregular monthly disbursements.

(3)                                  Inactive company - no activity.

(4)                                  Company filed for bankruptcy on September 30, 2005.

Schedule 1

Northwest Airlines Corporation

(Debtor-in-Possession)

for the month ended January 31, 2006

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(Unaudited, in millions)	Total Debtor Companies Net of Eliminations	Total Non-Debtor Companies	Debtor to Non-Debtor Eliminations	Northwest Airlines Corporation Consolidated
Operating Revenues
Passenger	$635	$—	$—	$635
Regional carrier revenues	104	—	—	104
Cargo	63	—	—	63
Other	88	5	(5)	88
Total operating revenues	890	5	(5)	890

Operating Expenses
Salaries, wages and benefits	222	—	—	222
Aircraft fuel and taxes	236	—	—	236
Selling and marketing	63	—	—	63
Aircraft maintenance materials and repairs	66	—	—	66
Other rentals and landing fees	48	1	(1)	48
Depreciation and amortization	43	1	—	44
Aircraft rentals	28	—	(4)	24
Regional carrier expenses	123	—	—	123
Other	129	—	—	129
Total operating expenses	958	2	(5)	955

Operating Income (Loss)	(68)	3	—	(65)

Other Income (Expense)
Interest expense, net	(43)	(3)	2	(44)
Investment income	7	—	(2)	5
Reorganization items, net	(279)	—	—	(279)
Other, net	1	15	(15)	1
Total other income (expense)	(314)	12	(15)	(317)

Income (Loss) Before Income Taxes	(382)	15	(15)	(382)

Income tax expense (benefit)	—	—	—	—

Net Income (Loss)	$(382)	$15	$(15)	$(382)

Schedule 2

Northwest Airlines Corporation

(Debtor-in-Possession)

as of January 31, 2006

CONDENSED CONSOLIDATING BALANCE SHEETS

(Unaudited, in millions)	Total Debtor Companies Net of Eliminations	Total Non-Debtor Companies	Debtor to Non-Debtor Eliminations	Northwest Airlines Corporation Consolidated
Assets

Current Assets
Cash and cash equivalents	$786	$35	$—	$821
Unrestricted short-term investments	563	—	—	563
Restricted cash, cash equivalents, and short-term investments	542	12	—	554
Accounts receivable, net	562	23	—	585
Flight equipment spare parts, net	137	—	—	137
Prepaid expenses and other	(79)	477	—	398
Total current assets	2,511	547	—	3,058

Property and Equipment
Flight equipment, net	7,124	297	—	7,421
Other property and equipment, net	725	24	—	749
Total property and equipment	7,849	321	—	8,170

Flight Equipment Under Capital Leases, net	76	10	—	86

Other Assets
Intangible pension asset	363	—	—	363
International routes	634	—	—	634
Investments in affiliated companies	537	—	(496)	41
Other	919	(26)	—	893
Total other assets	2,453	(26)	(496)	1,931
Total Assets	$12,889	$852	$(496)	$13,245

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Air traffic liability	$1,727	$—	$—	$1,727
Accounts payable and other liabilities	1,163	47	(1)	1,209
Current maturities of long-term debt and capital lease obligations	81	21	—	102
Total current liabilities	2,971	68	(1)	3,038

Long-Term Debt	1,062	294	—	1,356

Deferred Credits and Other Liabilities
Long-term pension and postretirement health care benefits	308	—	—	308
Other	77	3	16	96
Total deferred credits and other liabilities	385	3	16	404

Liabilities Subject to Compromise	14,199	—	(24)	14,175

Preferred Redeemable Stock	280	—	—	280

Common Stockholders’ Equity (Deficit)
Common stock	1	14	(14)	1
Additional paid-in capital	1,500	104	(104)	1,500
Accumulated deficit	(4,930)	388	(388)	(4,930)
Accumulated other comprehensive income (loss)	(1,566)	(3)	3	(1,566)
Treasury stock	(1,013)	(16)	16	(1,013)
Total common stockholders’ equity (deficit)	(6,008)	487	(487)	(6,008)
Total Liabilities and Stockholders’ Equity (Deficit)	$12,889	$852	$(496)	$13,245

Schedule 3

Northwest Airlines Corporation

(Debtor-in-Possession)

for the month ended January 31, 2006

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

(Unaudited, in millions)	Total Debtor Companies Net of Eliminations	Total Non-Debtor Companies	Debtor to Non-Debtor Eliminations	Northwest Airlines Corporation Consolidated
Cash Flows from Operating Activities
Net income (loss)	$(382)	$15	$(15)	$(382)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	43	1	—	44
Pension and other postretirement benefit contributions less than expense	14	—	—	14
Changes in certain assets and liabilities	226	(16)	—	210
Reorganization items	279	—	—	279
Other, net	(59)	3	15	(41)
Net cash provided by (used in) operating activities	121	3	—	124

Cash Flows from Reorganization Activities
Net cash provided by (used in) reorganization activities	(2)	—	—	(2)

Cash Flows from Investing Activities
Capital expenditures	(56)	—	—	(56)
Decrease (increase) in restricted cash, cash equivalents and short-term investments	63	—	—	63
Other, net	(1)	—	—	(1)
Net cash provided by (used in) investing activities	6	—	—	6

Cash Flows from Financing Activities
Proceeds from long-term debt	29	—	—	29
Payments of long-term debt and capital lease obligations	(20)	—	—	(20)
Net cash provided by (used in) financing activities	9	—	—	9
Increase (Decrease) in Cash and Cash Equivalents	134	3	—	137

Cash and cash equivalents at beginning of period	652	32	—	684
Cash and cash equivalents at end of period	$786	$35	$—	$821
Cash and cash equivalents and unrestricted short-term investments at end of period	$1,349	$35	$—	$1,384

Schedule 4

Northwest Airlines Corporation

(Debtor-in-Possession)

Schedule of Payments to Ordinary Course Professionals

for the month ended January 31, 2006

		Amount Due for			Amount Paid to
		Services Rendered for		Amount Due for	Firm for the
		the month ended		Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	Services Provided	January 31, 2006		Case to Date	January 31, 2006	Case to Date
A&S Associate	Auditing Services	$—		$—	$—	$—
Alan Tilles, Esq.	Legal Services	6,000		8,101	—	—
Alfredo Sanchez Navarro	Legal Services	—		—	—	—
Anagnostopoulos, Bazinas, Fifis	Legal Services	—		—	—	—
APA Law Office	Legal Services	—		—	—	—
ApplEcon, LLC	Consulting Services	—		—	—	—
Arvode	Salary Administration Services	—		6,000	—	—
Baker & Hostetler LLP	Legal Services	—		—	—	—
Baker & McKenzie	Legal Services	—		4,462	—	2,039
Baker Botts	Legal Services	—		28,472	—	4,909
Baker, Donelson, Bearman, Caldwell & Berkowitz	Legal & Consulting Services	18,000		82,939	18,000	82,739
Barger & Wolen LLP	Legal Services	—		—	—	—
Barnes & Thornburg	Legal Services	—		155	0	155
Barrosa & Porciuncula Law Office	Legal Services	—		—	—	—
Barry Hirsch, Ph.D.	Labor Economist	—		—	—	—
Beck & Tysver	Legal Services	—		—	—	—
Bersenas Jacobsen Chouest	Legal Services	—		1,913	0	920
Bingham McCutchen LLP	Legal Services	—		1,929	800	1,386
Blank Rome LLP	Legal Services	—		—	—	—
Bonner & Borhart, LLP	Legal Services	11,279		68,857	26,421	68,857
Brief, Justice, Carmen & Kleiman	Legal Services	228		4,938	1,502	3,240
Briggs & Morgan	Legal Services	80,000	(1)	412,898	—	—
Bryan Cave Strategies	Consulting Services	25,000		113,508	25,000	88,508
Buchman Law Firm, LLP	Legal Services	—		838	—	733
Capitol Tax Partners	Tax & Consulting Services	15,000		68,000	15,000	68,000
Cathy Abernathy Consultants	Consulting Services	15,000		68,671	15,000	53,268
Cauthen Forbes & Williams	Consulting Services	5,000		22,667	10,000	22,667
Clark & Company	Legal Services	—		9,693	—	2,405
Clark & Knasel, P.C.	Legal Services	—		408	(0)	408
Condon & Forsyth LLP	Legal Services	—		8,481	—	876
Crowell & Moring	Legal Services	—		1,366	—	—
D L Rothberg & Associates, PC	Legal Services	—		3,846	—	—
Daugherty, Fowler, Peregrin & Haught	Legal Services	—		40,235	—	12,922
David Fernandez	Auditing Services	—		224	—	—
David Keltie Associates	Legal Services	—		—	—	—
Davis, Wright, Tremaine LLP	Legal Services	—		—	—	—
Deacons	Legal Services	1,187		1,187	—	—
Dechert LLP	Legal Services	—		—	—	—
Deloitte & Touche	Tax Advisory Services	—		582,000	—	—
Dharmniti Auditing Co., Ltd	Auditing Services	—		—	—	—
Dickinson, Wright PLLC	Legal Services	369		6,407	—	—
Domnern, Somgiat Boonma	Legal Services	—		—	—	—
Dr. Zanick - Park Nicollet	Medical Services	35,417		141,667	—	54,305
Drinker Biddle	Legal Services	—		—	—	—
Ducharme, McMillen & Associates	Consulting Services	—		—	—	—
Dudley Topper	Legal Services	—		44	—	—
Econ One	Consulting Services	—		—	—	—
Eric Johnson	Consulting Services	4,000		18,133	—	14,133
Erin Kelly	Legal Services	1,763		9,865	(0)	6,665
Farris, Mathews, Branan, Bobango, Hellen & Dunlap PLC	Legal Services	—		—	—	—
Fasken, Martineau, DuMoulin LLP	Legal Services	—		18,768	(817)	2,666
Fierce Isakowitz & Blalock	Consulting Services	20,508		81,817	20,507	81,818
Fisher & Phillips LLP	Legal Services	—		—	—	—
Foley Hoag LLP	Legal Services	—		4,193	1,085	4,193
Follosco Morallos & Herce	Tax Services	—		—	—	—
Ford & Harrison	Legal Services	—		—	—	—
Fredrikson & Byron	Legal Services	—		11,949	787	4,479
Fried, Frank, Harris, Shriver & Jacobson	Legal Services	—		—	—	—
Friedman, Suder & Cooke	Legal Services	—		7,500	—	—

(1) Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

		Amount Due for		Amount Paid to
		Services Rendered for	Amount Due for	Firm for the
		the month ended	Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	Services Provided	January 31, 2006	Case to Date	January 31, 2006	Case to Date
Bernard Haberman	Tax Consultant	$—	$650	$—	$750
Fujikura Clinic	Medical Services	—	—	—	—
Gale Rubenstein	Legal Services	—	—	—	—
Goldfarb & Lipman	Legal Services	414	4,134	922	3,536
Grant Thornton	Tax Planning	—	—	—	—
Greenberg Traurig, LLP	Legal Services	—	—	—	—
Halleland, Lewis, Nilan, Sipkins and Johnson	Legal Services	—	—	—	—
Healthy Medicine Society	Medical Services	—	—	—	—
Hocker Rueb Doeleman	Legal Services	819	1,960	—	—
Holland & Hart LLP		—	115	259	259
Honigman, Miller, Schwartz & Cohn	Tax Advisory Services	—	26,987	13,131	23,958

Hughes, Hubbard & Reed LLP	Legal Services	—	5,048	—	—
Inoue Public Relations, Inc.	Public Relations Consulting Services	9,407	38,477	—	29,070

Ion Global Hong Kong	Web Contents Services	—	—	—	—
ITA, LLC	Tax Advisory Services	—	—	—	—
Jackson & Kelly PLLC	Legal Services	—	2,929	895	1,182
Jackson, Lewis LLP	Legal Services	—	—	—	—
Jacob & Weingarten	Legal Services	—	3,557	1,146	1,686
James Ashe-Taylor	Legal Services	—	—	—	—
James Gillula, Ph.D.	Labor Economist	—	—	—	—
Jenkens & Gilchrist	Legal Services	—	312	—	—
Jessika Li-Juan Ko	Legal Services	—	5,860	—	386
Jockman Linguistic Services	Professional Translation Services	—	—	—	—
John Holden	Legal Services	4,200	19,889	4,388	15,689
John Trerotola	Consulting Services	6,718	26,935	6,590	20,218
Jorge de Regil	Legal Services	—	—	—	—
Kathrun Mary Rios	Legal Services	1,995	14,594	1,110	12,599
Kaufman & Canoles	Legal Services	—	2,554	244	244
Kenney & Markowitz	Legal Services	—	553	—	—
Kiesewetter, Wise, Kaplan, Schwimmer & Prather, PLC	Legal Services	—	183	52	131
Kilpatrick Stockton LLP	Legal Services	—	2,672	623	2,672
Kim & Chang	Legal & Labor Consulting Services	—	1,692	—	—
King & Spalding	Legal Services	236	180,715	124,549	124,549
Kirkland & Ellis LLP	Legal Services	—	19,986	—	10,331
KPMG	Tax Advisory Services	—	—	—	—
Larson Allen	Tax Advisory Services	—	25,098	25,098	25,098
Lee and Li	Legal Services	—	176	—	—
Leonard, Street and Deinard	Legal Services	—	21,454	12,587	12,695
Lewis, Fisher, Henderson, Claxton & Mulroy, LLP		—	—	1,985	2,787
Lommen Nelson Law Firm	Consulting/Training Services	—	500	—	500
Low Yeap Toh & Goon	Legal Services	—	—	—	—
Loyens & Loeff	Legal Services	—	2,052	—	—
Luis Arguelles	Accountant & Fiscal Advisor	—	—	—	—
Maria Elisa Ramirez	Professional Translation Services	—	—	—	—
Marr Hipp Jones & Wang, LLLP	Legal Services	—	1,953	—	650
Masaaki Hasegawa	Passenger Claim Consulting Services	—	—	—	—

Maxwell & Milder	Consulting Services	10,000	45,333	—	15,333
McKool Smith	Legal Services	—	1,137	—	1,137
Mercer	Human Resources Consulting	776	16,173	—	1,475
Michael L. Wachter, Ph.D.	Labor Economist	—	3,600	3,600	3,600
Miller, Canfield, Paddock & Stone	Legal Services	—	503	—	310
Miller Thomson Pouliot LLP		—	531	—	—
MindShare Japan	Advertising Media Planning	—	—	—	—
Morrison, Cohen, Singer & Weinstein	Legal Services	—	1,432	—	432
Muchmore Harrington Smalley & Associates	Consulting Services	—	—	—	—
Nagashima Ohno & Tsunematsu	Legal Services	—	132,578	—	—
New-Tech International	Trademark Services	—	3,715	—	—
Nielsen, Merksamer, Parrinello, Mueller & Naylor LLP	Legal Services	—	—	—	—

(1)       Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

		Amount Due for		Amount Paid to
		Services Rendered for	Amount Due for	Firm for the
		the month ended	Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	Services Provided	January 31, 2006	Case to Date	January 31, 2006	Case to Date
Nixon Peabody LLP	Legal Services	$—	$—	$—	$—
Nutter, McClennen & Fish	Legal Services	—	3,377	1,548	1,766
Ogletree, Deakins, Nash, Smoak & Stewart PC	Legal Services	—	13,970	1,078	5,097
Oglivy & Mather Japan	Advertising & Direct Marketing	—	—	—	—
O’Keefe Lyons & Hynes, LLC	Legal Services	—	—	—	—
O’Melveny & Myers LLP	Legal Services	—	64,808	—	—
ORC Worldwide	Human Resources Consulting Svc	—	—	—	—
Orrick, Herrington & Sutcliffe, LLP	Legal Services	—	1,656	1,656	1,656
Osborn Maledon, P.A.	Legal Services	—	—	—	—
Patrick Mirandah Co.	Legal Services	—	—	—	—
Paula Forbes	Legal Services	1,774	12,543	5,148	11,983
Perkins Coie	Legal Services	—	—	—	—
Piper Rudnick LLP	Legal Services	26,371	140,282	51,727	106,440
Poblandor Bautista & Reyes Law	Legal Services	—	—	—	—
Preston, Gates & Ellis	Legal Services	—	—	—	—
PriceWaterhouseCoopers	Tax Advisory Services	—	—	—	—
Proskauer Rose LLP	Legal Services	—	3,966	2,263	2,958
Quarles & Brady LLP	Legal & Consulting Services	—	62,755	3,176	7,995
Quisumbing, Torres & Evangelista	Legal Services	—	1,043	—	—
Richard Hohlt & Associates		5,000	20,000	15,000	15,000
Richard, Layton & Finger	Consulting Services	—	1,311	—	—
Riches, McKenzie & Herbert	Legal Services	—	179	179	179
Rinku Town Clinic	Medical Services	—	—	—	—
Robbins, Russell, Englert, Orseck & Untereir LLP	Legal Services	—	17,580	16,959	16,959
Robert Brodin	Consulting Services	40,000	181,333	40,000	181,333
Roberta Herbst	Tax Advisory Services	—	10,787	—	9,292
Ron Jerich & Associates		4,000	4,000	4,000	4,000
Ryan & Company	Tax Advisory Services	—	—	—	—
Samil Accounting Corp.	Accounting & Tax Advisory Svc	—	—	—	—
Samjong Accounting Corporation	Tax Services	—	—	—	—
Samsin HR Korea	Labor & Tax Advisory Services	—	—	—	—
Seer Consulting	Consulting Services	—	—	—	—
Sherman & Howard L.L.C.	Legal Services	—	589	—	589
Shook, Hardy & Bacon LLP	Legal Services	—	—	—	—
Shook Lin & Bok	Legal Services	—	—	—	—
Shumaker and Sieffert	Legal Services	—	8,363	—	—
Sidley, Austin, Brown & Wood LLP	Legal Services	—	10,318	7,159	7,159
Siegel Moses & Schoenstadt	Legal Services	—	—	—	—
Skene Law Firm, P.C.		—	—	—	—
SMC Investigations, LLC	Consulting Services	—	—	—	—
Smith & Williams	Legal Services	—	—	—	—
Sonier Poulain & Associates		—	—	—	—
Steptoe & Johnson	Tax Planning Services	—	—	—	—
Stikeman Elliot LLP	Legal Services	—	1,232	—	—
Stinson, Morrison Hecker	Legal Services	—	—	—	—
Strategic Federal Affairs	Consulting Services	10,000	45,333	10,000	20,000
Sullivan & Baldick	Consulting Services	50,000	134,910	25,111	100,310
Sullivan & Cromwell	Legal Services	—	—	—	—
Sunrise Research	Consulting Services	—	7,200	4,200	4,200
Susman Godfrey	Legal Services	—	8,522	—	—
Sycip Gorres Velayo & Co.	Tax Services	—	—	—	—
Sycip Salazar Hernandez & Gatmaitan	Legal Services	—	5,755	—	—
Symphony Incorporations	Legal Services	—	181	—	—
The Capitol Group LLC	Consulting Services	2,000	9,067	9,067	9,067
TheMIGroup	Relocation Management Services	—	—	—	—
Theresa Schulz	Legal Services	2,800	9,783	—	5,075
Torkildson, Katz, Fonseca, Jaffe, Moore and Hetherington	Legal Services	—	—	—	—
Troutman Sanders LLP	Legal Services	—	80,164	632	632
Ushijima, Teramae & Wade Law	Legal Services	—	5,702	—	—

(1)       Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.

		Amount Due for		Amount Paid to
		Services Rendered for	Amount Due for	Firm for the
		the month ended	Services Rendered	month ended	Amount Paid to Firm
Ordinary Course Professional	Services Provided	January 31, 2006	Case to Date	January 31, 2006	Case to Date
Van Mens & Wesselink	Legal Services	$—	$14,644	$—	$—
Vaughan & Murphy	Legal Services	—	—	—	—
Vaughn-Lee & Associates	Consulting/Training Services	—	3,940	—	3,940
Venable LLP	Legal Services	472	2,700	498	1,377
Vercruysse, Murray & Calzone	Legal Services	819	7,158	1,212	3,686
Vertex Tax Technology Enterprise	Tax Planning Services	—	9,669	—	—
Virtual Communications, Inc.	Web Contents Services	—	—	—	—
Ward & Olivo	Legal Services	—	38,283	7,314	21,044
Wiener & Associates		2,000	9,067	9,067	9,067
White & Case	Legal Services	—	7,475	—	—
Wiggin & Nourie, P.A.	Legal Services	—	805	—	805
Wiley Rein & Fielding LLP	Legal Services	—	20,931	—	—
Winterbauer & Diamond PLLC	Legal Services	—	2,358	—	358
Winthrop & Weinstine		4,000	4,000	—	—
Yoshie Ogawa	Consulting Services	12,900	58,121	10,833	56,054
Zuckert, Scoutt & Rasenberger LLP	Legal Services	—	15,837	11,603	11,603

TOTALS		$435,449	$3,519,864	$569,892	$1,513,193

(1)       Amounts in excess of the Court ordered average $50,000 per month fee cap shall be subject to the prior approval of the Court in accordance with sections 330 and 331 of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules for the Southern District of New York, orders of this Court, and the Fee Guidelines promulgated by the Executive Office of the United States Trustee.